Exhibit 3.1
Restated for SEC Filing Purposes Only

AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
PAB BANKSHARES, INC.

I.

NAME
The name of the Corporation is:
PAB BANKSHARES, INC.

II.

CORPORATE DURATION

The Corporation shall have perpetual duration.

III.

PURPOSE OF ORGANIZATION

The Corporation is a corporation for profit and is organized for the following purposes:

To engage in any lawful act or activity for which corporations may be organized under the Georgia Business Corporation Code, or under any act amendatory thereof, supplemental thereto, or in substitution therefor; to have all the rights, powers, and privileges now or hereafter conferred by the laws of the State of Georgia upon a corporation and to operate as a bank holding company.

IV.

CAPITAL STOCK

(a)            Authorized Shares.  The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 310,000,000 consisting of 300,000,000 shares of common stock (the "Common Stock"), and 10,000,000 shares of preferred stock (the "Preferred Stock").  The shares may be issued from time to time as authorized by the Board of Directors of the Corporation without further approval of the shareholders except as otherwise provided herein or to the extent that such approval is required by law, rules or regulations.  No shareholder shall have a preemptive right to acquire unissued shares of capital stock.  The Corporation may acquire its own shares of capital stock and shares so acquired constitute authorized but unissued shares.

(b)            Common Stock.  Except as otherwise provided by law or in any Preferred Stock Designation (as defined in this Article), the holders of the Common Stock shall exclusively possess all voting power and each holder of shares of Common Stock shall be entitled to one vote for each share held of record by such holder.

(c)            Preferred Stock.  The Board of Directors of the Corporation is hereby expressly vested with authority to issue shares of Preferred Stock, in one or more series, and by filing a Ceritificate of Designation (the "Preferred Stock Designation") pursuant to the applicable law of the State of Georgia, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of each such series, and the qualifications, limitations or restrictions thereof.

(d)            The Board of Directors of the Corporation hereby designates 20,000 shares of Contingent Convertible Perpetual Non-Cumulative Series A Preferred Stock, having the powers, preferences and rights, and the qualifications, limitations and restrictions set forth on the Preferred Stock Designation attached hereto as Exhibit A.

(e)            The Board of Directors of the Corporation hereby designates 20,000 shares of Contingent Convertible Perpetual Non-Cumulative Series B Preferred Stock, having the powers, preferences and rights, and the qualifications, limitations and restrictions set forth on the Preferred Stock Designation attached hereto as Exhibit B.

V.

GENERAL INDEMNITY

The Corporation shall have the power to indemnify the officers, directors, agents and employees against loss in accordance with the laws of the State of Georgia.

VI.

DIRECTOR CLASSES & TERMS OF OFFICE

(a)            The number of directors of the Corporation shall be fixed from time to time by the majority vote of the directors of the Corporation; however, the number of directors of the Corporation so fixed by the majority vote of the directors shall be no less than nine.  The directors shall be divided into three classes as nearly equal in number as possible, with respect to the first time for which they shall severally hold office.  Directors of the first class shall hold office until the first annual meeting of the shareholders following their election; directors of the second class first chosen shall hold office until the second annual meeting following their election; and directors of the third class first chosen shall hold office until the third annual meeting following their election.  At each annual meeting of the shareholders held thereafter, directors shall be chosen for a term of three (3) years to succeed those whose terms expired.

(b)            Any vacancy in the Board of Directors resulting from the death, resignation or retirement of the director, or other cause other than removal by the shareholders or increase in the number of directors, shall be filled by a majority vote of the remaining directors, though less than a quorum, for a term corresponding to the unexpired term of his or her predecessor in office.

(c)            Newly created directorships resulting from any increase in the authorized number of directors shall be filled by a majority vote of the remaining directors, though less than a quorum, and the directors so chosen shall hold office for a term expiring at the next annual meeting of the shareholders at which a successor shall be elected and shall qualify.

VII.

DIRECTOR LIABILITY

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for (i) any appropriation, in violation of his duties, of any business opportunity of the Corporation, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, (iii) any transaction from which the director derived an improper personal benefit, or (iv) any violation of Section 14-2-832 (formerly Section 14-2-154) of the Official Code of Georgia Annotated.  If, after approval of the stockholders of this article, the Official Code of Georgia annotated is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the full extent permitted by the Official Code of Georgia Annotated, as so amended.  Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

VIII.

DIRECTOR INDEMNIFICATION

Each person who is or was a director of the Corporation (including the heirs, executors, administrators, or estate of such person) shall be indemnified by the Corporation as of right to the full extent permitted by the Official Code of Georgia Annotated against any liability, cost or expenses asserted against such director and incurred by such director by reason of the fact that such person is or was a director.  The right to indemnification conferred by this article shall include the right to be paid by the Corporation the expenses incurred in defending any action, suit or proceeding in advance of its final disposition, subject to the receipt by the Corporation of such undertakings as might be required of an indemnitee by the Official Code of Georgia Annotated.  In any action by an indemnitee to enforce a right to indemnification hereunder or by the Corporation to recover advances made hereunder, the burden of proving that the indemnitee is not entitled to be indemnified shall be on the Corporation.  In such an action, neither the failure of the Corporation (including its Board, independent legal counsel or stockholders) to have made a determination that the indemnification is proper, nor determination by the Corporation that indemnification is improper, shall create a presumption that the indemnitee is not entitled to be indemnified or, in the case of such an action brought by the indemnitee, be a defense thereto.  If successful in whole or in part in such action, an indemnitee shall be entitled to be paid also the expense of prosecuting or defending same.

Last Amended on March 8, 2010

Exhibit A

Contingent Convertible Perpetual Non-Cumulative Series A Preferred Stock Designation

The following sections set forth the powers, rights and preferences, and the qualifications, limitations, and restrictions of the Contingent Convertible Perpetual Non-Cumulative Series A Preferred Stock of PAB Bankshares, Inc. (the “Company”).

DESIGNATION

Section 1.  Designation. There is hereby created out of the authorized and unissued shares of preferred stock of the Company a series of preferred stock designated as the “Contingent Convertible Perpetual Non-Cumulative Series A Preferred Stock” (the “Series A Preferred Stock”). The number of shares constituting such series shall be 20,000. The stated par value of the Series A Preferred Stock shall be no par value per share, and the liquidation preference of the Series A Preferred Stock shall be $1,000 per share.

Section 2.  Ranking. The Series A Preferred Stock will, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank (i) on a parity with each other class or series of preferred stock established after the Effective Date by the Company the terms of which expressly provide that such class or series will rank on a parity with the Series A Preferred Stock as to dividend rights and rights on liquidation, winding up and dissolution of the Company (collectively referred to as “Parity Securities”) and (ii) senior to the common stock, no par value per share, of the Company (the “Common Stock”) and each other class or series of capital stock of the Company outstanding or established after the Effective Date by the Company the terms of which do not expressly provide that it ranks on a parity with or senior to the Series A Preferred Stock as to dividend rights and rights on liquidation, winding up and dissolution of the Company (collectively referred to as “Junior Securities”). The Company has the right to authorize and/or issue additional shares or classes or series of Junior Securities or Parity Securities without the consent of the Holders.

Section 3.  Definitions. Unless the context or use indicates another meaning or intent, the following terms shall have the following meanings, whether used in the singular or the plural:

(a)            “Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such other Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any Person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such Person, whether through the ownership of voting securities by contract or otherwise.

(b)            “Articles of Amendment” means the Articles of Amendment of the Company dated September 9, 2009.

(c)            “Articles of Incorporation” means the Amended and Restated Articles of Incorporation of the Company, as amended.

(d)            “Board of Directors” means the board of directors of the Company or any committee thereof duly authorized to act on behalf of such board of directors.

(e)            “Business Day” means any day other than a Saturday, Sunday or any other day on which banks in Valdosta, Georgia are generally required or authorized by law to be closed.

(f)             “Closing Price” of the Common Stock on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price of the shares of the Common Stock on The NASDAQ Global Select Market on such date. If the Common Stock is not traded on The NASDAQ Global Select Market on any date of determination, the Closing Price of the Common Stock on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or if the Common Stock is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock in the over-the-counter market as reported by Pink Sheets LLC or similar organization, or, if that bid price is not available, the market price of the Common Stock on that date as determined by a nationally recognized independent investment banking firm retained by the Company for this purpose.

For purposes of this Series A Preferred Stock Designation, all references herein to the “Closing Price” and “last reported sale price” of the Common Stock on The NASDAQ Global Select Market shall be such closing sale price and last reported sale price as reflected on the website of The NASDAQ Global Select Market (http://www.nasdaq.com) and as reported by Bloomberg Professional Service; provided that in the event that there is a discrepancy between the closing sale price or last reported sale price as reflected on the website of The NASDAQ Global Select Market and as reported by Bloomberg Professional Service, the closing sale price and last reported sale price on the website of The NASDAQ Global Select Market shall govern.

(g)            “Common Stock” has the meaning set forth in Section 2.

(h)            “Company” has the meaning set forth in the preamble.

(i)             “Conversion Agent” means the Transfer Agent acting in its capacity as conversion agent for the Series A Preferred Stock, and its successors and assigns.

(j)             “Conversion Date” means the Business Day following the date on which the Stockholders’ Meeting is held and Stockholder Approvals are obtained.

(k)            “Conversion Price” means for each share of Series A Preferred Stock, $3.00; provided that the foregoing shall be subject to adjustment or limitation as set forth herein.

(l)             “Dividend Payment Date” has the meaning set forth in Section 4(b).

(m)           “Dividend Period” has the meaning set forth in Section 4(b).

(n)            “Dividend Rate” has the meaning set forth in Section 4(c).

(o)            “Effective Date” means the date on which shares of the Series A Preferred Stock are first issued.

(p)            “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

(q)            “Exchange Property” has the meaning set forth in Section 11(a).

(r)             “Holder” means the Person in whose name the shares of the Series A Preferred Stock are registered, which may be treated by the Company, Transfer Agent and Conversion Agent as the absolute owner of the shares of Series A Preferred Stock for the purpose of making payment and settling the related conversions and for all other purposes.

(s)            “Investment Agreements” means the Investment Agreements related to the purchase of the Series A Preferred Stock, as may be amended from time to time, between the Company and Purchasers.

(t)             “Junior Securities” has the meaning set forth in Section 2.

(u)            “Liquidation Preference” means, as to the Series A Preferred Stock, $1,000 per share (as adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Series A Preferred Stock).

(v)            “Mandatory Conversion” has the meaning set forth in Section 8(a).

(w)           “Notice of Mandatory Conversion” has the meaning set forth in Section 9(a).

(x)             “Officer” means the Chief Executive Officer, the Chief Operating Officer, any Executive Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company.

(y)            “Parity Securities” has the meaning set forth in Section 2.

(z)             “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

(aa)          “Purchasers” means each Person that is a party to an Investment Agreement, but not including the Company.

(bb)          “Record Date” has the meaning set forth in Section 4(b).

(cc)          “Reorganization Event” has the meaning set forth in Section 11(a).

(dd)          “Securities” has the meaning set forth in the Investment Agreement.

(ee)          “Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

(ff)            “Series A Preferred Stock” has the meaning set forth in Section 1.

(gg)          “Series A Preferred Stock Designation” means this Convertible Perpetual Non-Cumulative Series A Preferred Stock Designation.

(hh)          “Stockholder Approvals” means all stockholder approvals necessary to approve the conversion of the Series A Preferred Stock into, and exercise of Warrants for, Common Stock, for purposes of NASDAQ Listing Rule 5635(d).  For the avoidance of doubt, the Stockholder Approvals shall be deemed to be obtained for the purposes of this Series A Preferred Stock Designation only if all of the foregoing approvals shall have been obtained.

(ii)             “Stockholders’ Meeting” means the meeting of stockholders of the Company at which the Stockholder Approvals are considered and voted upon.

(jj)             “Trading Day” means a day on which the shares of Common Stock:

(i)             are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business; and

(ii)            have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

(kk)          “Transfer Agent” means Registrar and Transfer Company acting as transfer agent, registrar and paying agent for the Series A Preferred Stock, and its successors and assigns.

(ll)            “Warrants” means the warrants issued to Purchasers upon the conversion of the Series A Preferred Stock.

Section 4.  Dividends.

(a)            From and after the Effective Date, the Holders shall be entitled to receive, when, as and if declared by the Board of Directors, cash dividends, out of funds legally available therefor.

(b)            Dividends will be payable quarterly in arrears on the last day of January, April, July and October, commencing after the Effective Date; provided, however, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day, unless that next succeeding day falls in the next calendar year, in which case payment of such dividend will occur on the immediately preceding Business Day (in either case, without any interest or other payment in respect of such delay) (each such day on which Dividends are payable a “Dividend Payment Date”).  The period from and including the Effective Date or any Dividend Payment Date to, but excluding, the next Dividend Payment Date is a “Dividend Period”).  The record date for payment of dividends on the Series A Preferred Stock will be the 15th day of the calendar month immediately preceding the month during which the Dividend Payment Date falls (each, a “Record Date”).

(c)            The dividend rate on each share of Series A Preferred Stock shall be equal to 8.00% per annum from the Effective Date until December 31, 2009 and 16.00% per annum thereafter (the “Dividend Rate”).  The amount of dividends payable will be computed on the basis of a 360-day year of twelve 30-day months.

(d)            Dividends on the Series A Preferred Stock are non-cumulative. If the Board of Directors does not declare a dividend on the Series A Preferred Stock for any Dividend Period prior to the related Dividend Payment Date, that dividend will not accrue, and the Company will have no obligation to pay a dividend for that Dividend Period, whether or not dividends are declared and paid for any future Dividend Period with respect to the Series A Preferred Stock or the Common Stock or any other class or series of the Company’s preferred stock.

(e)            The Company shall not declare or pay or set apart for payment dividends on any Parity Securities unless the Company has declared and paid, or set apart for payment, dividends on the Series A Preferred Stock for the most recent Dividend Period ending on or before the dividend payment date of such Parity Securities, ratably with dividends on such Parity Securities, in proportion to the respective amounts of (A) the full amount of dividends payable on the Series A Preferred Stock for such Dividend Period and (B) the accumulated and unpaid dividends, or the full amount of dividends payable for the most recent dividend period in the case of non-cumulative Parity Securities, on such Parity Securities.

(f)             If full quarterly dividends payable on all outstanding shares of the Series A Preferred Stock for any Dividend Period have not been declared and paid, or declared and funds set aside therefor, the Company shall not declare or pay dividends with respect to, or redeem, purchase or acquire any of, its Junior Securities during the next succeeding Dividend Period, other than (i) redemptions, purchases or other acquisitions of Junior Securities in connection with any benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or in connection with a dividend reinvestment or shareholder stock purchase plan, (ii) any declaration of a dividend in connection with any shareholders’ rights plan, or the issuance of rights, stock or other property under any shareholders’ rights plan, including with respect to any successor shareholders’ rights plan, or the redemption or repurchase of rights pursuant thereto and (iii) conversions into or exchanges for other Junior Securities and cash solely in lieu of fractional shares of the Junior Securities.

(g)            If the Conversion Date is prior to the Record Date for any declared dividend for a Dividend Period or the payment of any dividend on the Common Stock, as applicable, the Holders will not have the right to receive any corresponding dividends on the Series A Preferred Stock. If the Conversion Date is after the Record Date for any such dividend and prior to the payment date for that dividend, each Holder shall receive that dividend on the relevant payment date if the Holder was the Holder of record on the Record Date for that dividend.

Section 5.  Liquidation.

(a)            In the event the Company voluntarily or involuntarily liquidates, dissolves or winds up, the Holders at the time shall be entitled to receive liquidating distributions in the amount of the Liquidation Preference per share of Series A Preferred Stock, plus an amount equal to any declared but unpaid dividends thereon to and including the date of such liquidation, out of assets legally available for distribution to the Company’s shareholders, before any distribution of assets is made to the holders of the Common Stock or any other Junior Securities. After payment of the full amount of such liquidating distributions, the Holders shall be entitled to participate in all further distributions of the remaining assets of the Company as if each share of Series A Preferred Stock had been converted into Common Stock in accordance with the terms hereof immediately prior to such liquidating distributions.

(b)            In the event the assets of the Company available for distribution to shareholders upon any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series A Preferred Stock and the corresponding amounts payable on any Parity Securities, the Holders and the holders of such Parity Securities shall share ratably in any distribution of assets of the Company in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

(c)            The Company’s consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into the Company, or the sale of all or substantially all of the Company’s property or business will not constitute its liquidation, dissolution or winding up.

Section 6.  Maturity. The Series A Preferred Stock shall be perpetual unless converted in accordance with this Series A Preferred Stock Designation.

Section 7.  Redemptions.

(a)            The Company, at its option, may redeem, in whole at any time or in part from time to time, and subject to the receipt of the prior approval of the Board of Governors of the Federal Reserve, the shares of Series A Preferred Stock at the time outstanding, upon notice given as provided in Section 7(c) below, at a redemption price per share equal to 100% of the Liquidation Preference, together (except as otherwise provided herein) with an amount equal to any dividends that have been declared but not paid prior to the redemption date.  The redemption price for any shares of Series A Preferred Stock shall be payable in cash on the redemption date to the Holder upon surrender of the certificate(s) evidencing such shares to the Company or its agent.  Any declared but unpaid dividends payable on a redemption date that occurs subsequent to a Record Date shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Record Date.

(b)            The Series A Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions.  Holders will have no right to require redemption of any shares of Series A Preferred Stock.

(c)            Notice of every redemption of shares of Series A Preferred Stock shall be given by first class mail, postage prepaid, addressed to the Holders of the shares to be redeemed at their respective last addresses appearing on the books of the Company.  Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption; provided, however, that failure to give such notice by mail, or any defect in such notice or in the mailing thereof, to any Holder of shares of Series A Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series A Preferred Stock to be so redeemed except as to the Holder to whom the Company has failed to give such notice or except as to the Holder to whom notice was defective.  Notwithstanding the foregoing, if the Series A Preferred Stock or any depositary shares representing interests in the Series A Preferred Stock are issued in book-entry form through DTC or any other similar facility, notice of redemption may be given to the Holders at such time and in any manner permitted by such facility.  Each such notice given to a Holder shall state:  (1) the redemption date; (2) the number of shares of Series A Preferred Stock to be redeemed and, if less than all the shares held by such Holder are to be redeemed, the number of shares to be redeemed from such Holder; (3) the redemption price (or manner of determination of the redemption price); and (4) the place or places where certificates for shares are to be surrendered for payment of the redemption price.

(d)            In case of any redemption of only part of the shares of Series A Preferred Stock at the time outstanding, the shares to be redeemed shall be selected pro rata.  If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the Holder thereof.

(e)            If notice of redemption has been duly given as provided in Section 7(c) and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Company, separate and apart from its other funds, in trust for the pro rata benefit of the Holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date unless the Company defaults in the payment of the redemption price, in which case such rights shall continue until the redemption price is paid, dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the Holders thereof to receive the amount payable on such redemption, without interest.  Any funds unclaimed at the end of two years from the redemption date shall, to the extent permitted by law, be released to the Company, after which time the Holders of the shares so called for redemption shall look only to the Company for payment of the redemption price of such shares.  Shares of outstanding Series A Preferred Stock that are redeemed, purchased or otherwise acquired by the Company, or converted into another series of preferred stock, shall be cancelled and shall revert to authorized but unissued shares of preferred stock undesignated as to series.

Section 8.  Conversion Rights.

(a)            Effective as of the Business Day following the date on which the Stockholders’ Meeting is held and Stockholder Approvals are obtained, each share of Series A Preferred Stock that remains outstanding shall automatically convert into shares of Common Stock (“Mandatory Conversion”).

(b)            The number of shares of Common Stock into which a share of Series A Preferred Stock shall be convertible shall be determined by dividing the Liquidation Preference by the Conversion Price (subject to the conversion procedures of Section 9 and the limitations on ownership set forth in Section 8(c)) plus cash in lieu of fractional shares in accordance with Section 13 hereof.

           (c)             Notwithstanding anything to the contrary contained in this Series A Preferred Stock Designation, the Purchaser will not be entitled to receive shares of Common Stock upon conversion of the Series A Preferred Stock to the extent (but only to the extent) that such receipt would cause such Purchaser to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of more than 9.9% of the shares of Common Stock outstanding at such time. Any purported delivery of shares of Common Stock upon conversion of Series A Preferred Stock shall be void and have no effect to the extent (but only to the extent) that such delivery would result in Purchaser becoming the beneficial owner of more than 9.9% of the shares of Common Stock outstanding at such time; provided, however, that if prior to such conversion such Purchaser was, directly or indirectly, a beneficial owner of more than 9.9% of the shares of Common Stock outstanding at such time, such Purchaser will be entitled to receive shares of Common Stock upon the conversion of the Series A Preferred Stock.

Section 9.  Conversion Procedures.

(a)            In the event of Mandatory Conversion, the Company shall provide notice of such conversion to each Holder (such notice a “Notice of Mandatory Conversion”). In addition to any information required by applicable law or regulation, the Notice of Mandatory Conversion shall state, as appropriate:

(i)             the Conversion Date; and

(ii)            the number of shares of Common Stock to be issued upon conversion of each share of Series A Preferred Stock; and the place or places where certificates for shares of Series A Preferred Stock are to be surrendered for issuance of certificates representing shares of Common Stock.

(b)            Effective immediately prior to the close of business on the Conversion Date, dividends shall no longer be declared on the converted shares of Series A Preferred Stock and the shares of Series A Preferred Stock shall cease to be outstanding, in each case, subject to the right of the Holders to receive any declared and unpaid dividends or other distribution pursuant to Section 8 or Section 9 hereof, as applicable.

(c)            No allowance or adjustment shall be made in respect of dividends payable to holders of the Common Stock of record as of any date prior to the close of business on the Conversion Date. Prior to the close of business on the Conversion Date, shares of Common Stock issuable upon conversion of, or other securities issuable upon conversion of, any shares of Series A Preferred Stock shall not be deemed outstanding for any purpose, and the Holders shall have no rights with respect to the Common Stock or other securities issuable upon conversion (including voting rights, rights to respond to tender offers for the Common Stock or other securities issuable upon conversion and rights to receive any dividends or other distributions on the Common Stock or other securities issuable upon conversion) by virtue of holding shares of Series A Preferred Stock.

(d)            Shares of Series A Preferred Stock duly converted in accordance with this Series A Preferred Stock Designation, or otherwise reacquired by the Company, will resume the status of authorized and unissued preferred stock, undesignated as to series and available for future issuance. The Company may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Series A Preferred Stock; provided, however, that the Company shall not take any such action if such action would reduce the authorized number of shares of Series A Preferred Stock below the number of shares of Series A Preferred Stock then outstanding.

(e)            The Person or Persons entitled to receive the Common Stock and/or cash, securities or other property issuable upon conversion of Series A Preferred Stock shall be treated for all purposes as the record holder(s) of such shares of Common Stock and/or securities and the owners of such cash or other property as of the close of business on the Conversion Date. In the event that the Holders shall not by written notice designate the name in which shares of Common Stock and/or cash, securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of shares of Series A Preferred Stock should be registered or paid or the manner in which such shares should be delivered, the Company shall be entitled to register and deliver such shares, and make such payment, in the name of the Holders and in the manner shown on the records of the Company.

(f)             On the Conversion Date, certificates representing shares of Common Stock shall be issued and delivered to the Holders and such Holders’ designee upon presentation and surrender of the certificate evidencing the Series A Preferred Stock to the Company and, if required, the furnishing of appropriate endorsements and transfer documents and the payment of all transfer and similar taxes.

Section 10.  Anti-Dilution Adjustments. If the Company at any time after the filing of the Articles of Amendment subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock obtainable upon conversion of the Series A Preferred Stock will be proportionately increased. If the Company at any time after the filing of the Articles of Amendment combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased and the number of shares of Common Stock obtainable upon conversion of the Series A Preferred Stock will be proportionately decreased.

Section 11.  Reorganization Events.

(a)            In the event of:

(i)             any consolidation, merger or other similar business combination of the Company with or into another Person, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Company or another Person;

(ii)            any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Company, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Company or another Person;

(iii)           any reclassification of the Common Stock into securities including securities other than the Common Stock; or

(iv)           any statutory exchange of the outstanding shares of Common Stock for securities of another Person (other than in connection with a merger or acquisition); (any such event specified in this Section 11(a), a “Reorganization Event”);

each share of Series A Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of the Holders thereof, remain outstanding but shall become convertible into the kind of securities, cash and other property receivable in such Reorganization Event by a holder (other than the counterparty to the Reorganization Event or an Affiliate of such other party) of the number of shares of Common Stock into which each share of Series A Preferred Stock would then be convertible (assuming the Stockholders’ Meeting has been held) (such securities, cash and other property, the “Exchange Property”).

(b)            In the event that holders of the shares of Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the consideration that the Holders are entitled to receive shall be deemed to be the types and amounts of consideration received by the majority of the holders of the shares of Common Stock that affirmatively make an election. The amount of Exchange Property receivable upon conversion of any Series A Preferred Stock in accordance with Section 8 shall be determined based upon the Conversion Price in effect on the Conversion Date.

(c)            The above provisions of this Section 11 shall similarly apply to successive Reorganization Events and the provisions of this Section 11 shall apply to any shares of capital stock of the Company (or any successor) received by the holders of the Common Stock in any such Reorganization Event.

(d)            The Company (or any successor) shall, within 20 days after the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 11.

Section 12.  Voting Rights. The Holders will not have any voting rights except voting rights, if any, required by law.

Section 13.  Fractional Shares.

(a)            No fractional shares of Common Stock will be issued as a result of the conversion of shares of Series A Preferred Stock.

(b)            In lieu of any fractional share of Common Stock otherwise issuable in respect of the conversion pursuant to Section 8 hereof, the Company shall pay an amount in cash (computed to the nearest cent) equal to the same fraction of the Closing Price of the Common Stock determined as of the second Trading Day immediately preceding the effective date of conversion.

(c)            If more than one share of the Series A Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series A Preferred Stock so surrendered.

Section 14.  Reservation of Common Stock.

(a)            After the Stockholders’ Meeting has been held, the Company shall at all times reserve and keep available out of its authorized and unissued Common Stock or shares acquired by the Company, solely for issuance upon the conversion of shares of Series A Preferred Stock as provided in this Series A Preferred Stock Designation, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series A Preferred Stock then outstanding. For purposes of this Section 14(a), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series A Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

(b)            Notwithstanding the foregoing, the Company shall be entitled to deliver upon conversion of shares of Series A Preferred Stock, as herein provided, shares of Common Stock acquired by the Company (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such acquired shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(c)            All shares of Common Stock delivered upon conversion of the Series A Preferred Stock shall be duly authorized, validly issued, fully paid and non−assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(d)            Prior to the delivery of any securities that the Company shall be obligated to deliver upon conversion of the Series A Preferred Stock, the Company shall use its reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(e)            The Company hereby covenants and agrees that, if at any time the Common Stock shall be listed on The NASDAQ Global Select Market or any other national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all the Common Stock issuable upon conversion of the Series A Preferred Stock; provided, however, that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the conversion of Series A Preferred Stock into Common Stock in accordance with the provisions hereof, the Company covenants to list such Common Stock issuable upon conversion of the Series A Preferred Stock in accordance with the requirements of such exchange or automated quotation system at such time.

Section 15.  Transfer Agent and Conversion Agent. The Company may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Company and the Transfer Agent; provided that the Company shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Company shall send notice thereof by first-class mail, postage prepaid, to the Holders.

Section 16.  Repurchase of Junior Securities. For so long as the Stockholders’ Meeting shall not have been held, the Company shall not redeem, purchase or acquire any of its Junior Securities, other than (i) redemptions, purchases or other similar acquisitions of Junior Securities in connection with any benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors of consultants or in connection with a dividend reinvestment or stockholder purchase plan and (ii) conversions into or exchanges for other Junior Securities and cash solely in lieu of fractional shares of the Junior Securities.

Section 17.  Replacement Certificates.

(a)            If physical certificates are issued, the Company shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Transfer Agent. The Company shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Company and the Transfer Agent of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Transfer Agent and the Company.

(b)            If physical certificates are issued, the Company shall not be required to issue any certificates representing the Series A Preferred Stock on or after the Conversion Date. In place of the delivery of a replacement certificate following the Conversion Date, the Transfer Agent, upon delivery of the evidence and indemnity described in clause (a) above, shall deliver the shares of Common Stock pursuant to the terms of the Series A Preferred Stock formerly evidenced by the certificate.

Section 18.  Miscellaneous.

(a)            All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Series A Preferred Stock Designation) with postage prepaid, addressed: (i) if to the Company, to its office at 3250 North Valdosta Road, Valdosta, Georgia 31602, Attention: Donald J. “Jay” Torbert, (ii) if to any Holder or holder of shares of Common Stock, as the case may be, to such Holder or holder at the address listed in the stock record books of the Company (which may include the records of any transfer agent for the Series A Preferred Stock or the Common Stock, as the case may be), or (iii) to such other address as the Company or any such Holder or holder, as the case may be, shall have designated by notice similarly given.

(b)            The Company shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series A Preferred Stock or shares of Common Stock or other securities issued on account of Series A Preferred Stock pursuant hereto or certificates representing such shares or securities. The Company shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series A Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series A Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

(c)            No share of Series A Preferred stock shall have any rights of preemption whatsoever pursuant to this Series A Preferred Stock Designation as to any securities of the Company, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated issued or granted.

Exhibit B

Contingent Convertible Perpetual Non-Cumulative Series B Preferred Stock Designation

The following sections set forth the powers, rights and preferences, and the qualifications, limitations, and restrictions of the Contingent Convertible Perpetual Non-Cumulative Series B Preferred Stock of PAB Bankshares, Inc. (the “Company”).

DESIGNATION

Section 1.  Designation. There is hereby created out of the authorized and unissued shares of preferred stock of the Company a series of preferred stock designated as the “Contingent Convertible Perpetual Non-Cumulative Series B Preferred Stock” (the “Series B Preferred Stock”). The number of shares constituting such series shall be 20,000. The stated par value of the Series B Preferred Stock shall be no par value per share, and the liquidation preference of the Series B Preferred Stock shall be $1,000 per share.

Section 2.  Ranking. The Series B Preferred Stock will, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank (i) on a parity with the Series A Preferred Stock and with each other class or series of preferred stock established after the Effective Date by the Company the terms of which expressly provide that such class or series will rank on a parity with the Series B Preferred Stock as to dividend rights and rights on liquidation, winding up and dissolution of the Company (collectively referred to as “Parity Securities”) and (ii) senior to the common stock, no par value per share, of the Company (the “Common Stock”) and each other class or series of capital stock of the Company outstanding or established after the Effective Date by the Company the terms of which do not expressly provide that it ranks on a parity with or senior to the Series B Preferred Stock as to dividend rights and rights on liquidation, winding up and dissolution of the Company (collectively referred to as “Junior Securities”). The Company has the right to authorize and/or issue additional shares or classes or series of Junior Securities or Parity Securities without the consent of the Holders.

Section 3.  Definitions. Unless the context or use indicates another meaning or intent, the following terms shall have the following meanings, whether used in the singular or the plural:

(a)            “Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such other Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any Person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such Person, whether through the ownership of voting securities by contract or otherwise.

(b)            “Articles of Amendment” means the Articles of Amendment of the Company dated September 9, 2009.

(c)            “Articles of Incorporation” means the Amended and Restated Articles of Incorporation of the Company, as amended.

(d)            “Board of Directors” means the board of directors of the Company or any committee thereof duly authorized to act on behalf of such board of directors.

(e)            “Business Day” means any day other than a Saturday, Sunday or any other day on which banks in Valdosta, Georgia are generally required or authorized by law to be closed.

(f)             “Closing Price” of the Common Stock on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price of the shares of the Common Stock on The NASDAQ Global Select Market on such date. If the Common Stock is not traded on The NASDAQ Global Select Market on any date of determination, the Closing Price of the Common Stock on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or if the Common Stock is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock in the over-the-counter market as reported by Pink Sheets LLC or similar organization, or, if that bid price is not available, the market price of the Common Stock on that date as determined by a nationally recognized independent investment banking firm retained by the Company for this purpose.

For purposes of this Series B Preferred Stock Designation, all references herein to the “Closing Price” and “last reported sale price” of the Common Stock on The NASDAQ Global Select Market shall be such closing sale price and last reported sale price as reflected on the website of The NASDAQ Global Select Market (http://www.nasdaq.com) and as reported by Bloomberg Professional Service; provided that in the event that there is a discrepancy between the closing sale price or last reported sale price as reflected on the website of The NASDAQ Global Select Market and as reported by Bloomberg Professional Service, the closing sale price and last reported sale price on the website of The NASDAQ Global Select Market shall govern.

(g)            “Common Stock” has the meaning set forth in Section 2.

(h)            “Company” has the meaning set forth in the preamble.

(i)             “Conversion Agent” means the Transfer Agent acting in its capacity as conversion agent for the Series B Preferred Stock, and its successors and assigns.

(j)             “Conversion Date” means the Business Day following the date on which the Stockholders’ Meeting is held and Stockholder Approvals are obtained.

(k)            “Conversion Price” means for each share of Series B Preferred Stock, $3.00; provided that the foregoing shall be subject to adjustment or limitation as set forth herein.

(l)             “Dividend Payment Date” has the meaning set forth in Section 4(b).

(m)           “Dividend Period” has the meaning set forth in Section 4(b).

(n)            “Dividend Rate” has the meaning set forth in Section 4(c).

(o)            “Effective Date” means the date on which shares of the Series B Preferred Stock are first issued.

(p)            “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

(q)            “Exchange Property” has the meaning set forth in Section 11(a).

(r)             “Holder” means the Person in whose name the shares of the Series B Preferred Stock are registered, which may be treated by the Company, Transfer Agent and Conversion Agent as the absolute owner of the shares of Series B Preferred Stock for the purpose of making payment and settling the related conversions and for all other purposes.

(s)            “Investment Agreements” means the Investment Agreements related to the purchase of the Series B Preferred Stock, as may be amended from time to time, between the Company and Purchasers.

(t)             “Junior Securities” has the meaning set forth in Section 2.

(u)            “Liquidation Preference” means, as to the Series B Preferred Stock, $1,000 per share (as adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Series B Preferred Stock).

(v)            “Mandatory Conversion” has the meaning set forth in Section 8(a).

(w)           “Notice of Mandatory Conversion” has the meaning set forth in Section 9(a).

(x)            “Officer” means the Chief Executive Officer, the Chief Operating Officer, any Executive Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company.

(y)            “Parity Securities” has the meaning set forth in Section 2.

(z)             “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

(aa)          “Purchasers” means each Person that is a party to an Investment Agreement but not including the Company.

(bb)         “Record Date” has the meaning set forth in Section 4(b).

(cc)          “Reorganization Event” has the meaning set forth in Section 11(a).

(dd)         “Securities” has the meaning set forth in the Investment Agreement.

(ee)          “Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

(ff)           “Series A Preferred Stock” means the shares of the Company’s Contingent Convertible Perpetual Non-Cumulative Series A Preferred Stock.

(gg)         “Series B Preferred Stock” has the meaning set forth in Section 1.

(hh)          “Series B Preferred Stock Designation” means this Convertible Perpetual Non-Cumulative Series B Preferred Stock Designation.

(ii)            “Stockholder Approvals” means all stockholder approvals necessary to approve the conversion of the Series B Preferred Stock into, and exercise of Warrants for, Common Stock, for purposes of NASDAQ Listing Rule 5635(d).  For the avoidance of doubt, the Stockholder Approvals shall be deemed to be obtained for the purposes of this Series B Preferred Stock Designation only if all of the foregoing approvals shall have been obtained.

(jj)            “Stockholders’ Meeting” means the meeting of stockholders of the Company at which the Stockholder Approvals are considered and voted upon.

(kk)          “Trading Day” means a day on which the shares of Common Stock:

(i)             are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business; and

(ii)            have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

(ll)            “Transfer Agent” means Registrar and Transfer Company acting as transfer agent, registrar and paying agent for the Series B Preferred Stock, and its successors and assigns.

(mm)        “Warrants” means the warrants issued to Purchasers upon the conversion of the Series B Preferred Stock.

Section 4.  Dividends.

(a)            From and after the Effective Date, the Holders shall be entitled to receive, when, as and if declared by the Board of Directors, cash dividends, out of funds legally available therefor.

(b)            Dividends will be payable quarterly in arrears on the last day of January, April, July and October, commencing after the Effective Date; provided, however, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day, unless that next succeeding day falls in the next calendar year, in which case payment of such dividend will occur on the immediately preceding Business Day (in either case, without any interest or other payment in respect of such delay) (each such day on which Dividends are payable a “Dividend Payment Date”).  The period from and including the Effective Date or any Dividend Payment Date to, but excluding, the next Dividend Payment Date is a “Dividend Period”).  The record date for payment of dividends on the Series B Preferred Stock will be the 15th day of the calendar month immediately preceding the month during which the Dividend Payment Date falls (each, a “Record Date”).

(c)            The dividend rate on each share of Series B Preferred Stock shall be equal to 8.00% per annum from the Effective Date until December 31, 2009 and 16.00% per annum thereafter (the “Dividend Rate”).  The amount of dividends payable will be computed on the basis of a 360-day year of twelve 30-day months.

(d)            Dividends on the Series B Preferred Stock are non-cumulative. If the Board of Directors does not declare a dividend on the Series B Preferred Stock for any Dividend Period prior to the related Dividend Payment Date, that dividend will not accrue, and the Company will have no obligation to pay a dividend for that Dividend Period, whether or not dividends are declared and paid for any future Dividend Period with respect to the Series B Preferred Stock or the Common Stock or any other class or series of the Company’s preferred stock.

(e)            The Company shall not declare or pay or set apart for payment dividends on any Parity Securities unless the Company has declared and paid, or set apart for payment, dividends on the Series B Preferred Stock for the most recent Dividend Period ending on or before the dividend payment date of such Parity Securities, ratably with dividends on such Parity Securities, in proportion to the respective amounts of (A) the full amount of dividends payable on the Series B Preferred Stock for such Dividend Period and (B) the accumulated and unpaid dividends, or the full amount of dividends payable for the most recent dividend period in the case of non-cumulative Parity Securities, on such Parity Securities.

(f)             If full quarterly dividends payable on all outstanding shares of the Series B Preferred Stock for any Dividend Period have not been declared and paid, or declared and funds set aside therefor, the Company shall not declare or pay dividends with respect to, or redeem, purchase or acquire any of, its Junior Securities during the next succeeding Dividend Period, other than (i) redemptions, purchases or other acquisitions of Junior Securities in connection with any benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or in connection with a dividend reinvestment or shareholder stock purchase plan, (ii) any declaration of a dividend in connection with any shareholders’ rights plan, or the issuance of rights, stock or other property under any shareholders’ rights plan, including with respect to any successor shareholders’ rights plan, or the redemption or repurchase of rights pursuant thereto and (iii) conversions into or exchanges for other Junior Securities and cash solely in lieu of fractional shares of the Junior Securities.

(g)            If the Conversion Date is prior to the Record Date for any declared dividend for a Dividend Period or the payment of any dividend on the Common Stock, as applicable, the Holders will not have the right to receive any corresponding dividends on the Series B Preferred Stock. If the Conversion Date is after the Record Date for any such dividend and prior to the payment date for that dividend, each Holder shall receive that dividend on the relevant payment date if the Holder was the Holder of record on the Record Date for that dividend.

Section 5.  Liquidation.

(a)            In the event the Company voluntarily or involuntarily liquidates, dissolves or winds up, the Holders at the time shall be entitled to receive liquidating distributions in the amount of the Liquidation Preference per share of Series B Preferred Stock, plus an amount equal to any declared but unpaid dividends thereon to and including the date of such liquidation, out of assets legally available for distribution to the Company’s shareholders, before any distribution of assets is made to the holders of the Common Stock or any other Junior Securities. After payment of the full amount of such liquidating distributions, the Holders shall be entitled to participate in all further distributions of the remaining assets of the Company as if each share of Series B Preferred Stock had been converted into Common Stock in accordance with the terms hereof immediately prior to such liquidating distributions.

(b)            In the event the assets of the Company available for distribution to shareholders upon any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series B Preferred Stock and the corresponding amounts payable on any Parity Securities, the Holders and the holders of such Parity Securities shall share ratably in any distribution of assets of the Company in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

(c)            The Company’s consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into the Company, or the sale of all or substantially all of the Company’s property or business will not constitute its liquidation, dissolution or winding up.

Section 6.  Maturity. The Series B Preferred Stock shall be perpetual unless converted in accordance with this Series B Preferred Stock Designation.

Section 7.  Redemptions.

(a)            The Company, at its option, may redeem, in whole at any time or in part from time to time, and subject to the receipt of the prior approval of the Board of Governors of the Federal Reserve, the shares of Series B Preferred Stock at the time outstanding, upon notice given as provided in Section 7(c) below, at a redemption price per share equal to 100% of the Liquidation Preference, together (except as otherwise provided herein) with an amount equal to any dividends that have been declared but not paid prior to the redemption date.  The redemption price for any shares of Series B Preferred Stock shall be payable in cash on the redemption date to the Holder upon surrender of the certificate(s) evidencing such shares to the Company or its agent.  Any declared but unpaid dividends payable on a redemption date that occurs subsequent to a Record Date shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Record Date.

(b)            The Series B Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions.  Holders will have no right to require redemption of any shares of Series B Preferred Stock.

(c)            Notice of every redemption of shares of Series B Preferred Stock shall be given by first class mail, postage prepaid, addressed to the Holders of the shares to be redeemed at their respective last addresses appearing on the books of the Company.  Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption; provided, however, that failure to give such notice by mail, or any defect in such notice or in the mailing thereof, to any Holder of shares of Series B Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series B Preferred Stock to be so redeemed except as to the Holder to whom the Company has failed to give such notice or except as to the Holder to whom notice was defective.  Notwithstanding the foregoing, if the Series B Preferred Stock or any depositary shares representing interests in the Series B Preferred Stock are issued in book-entry form through DTC or any other similar facility, notice of redemption may be given to the Holders at such time and in any manner permitted by such facility.  Each such notice given to a Holder shall state:  (1) the redemption date; (2) the number of shares of Series B Preferred Stock to be redeemed and, if less than all the shares held by such Holder are to be redeemed, the number of shares to be redeemed from such Holder; (3) the redemption price (or manner of determination of the redemption price); and (4) the place or places where certificates for shares are to be surrendered for payment of the redemption price.

(d)            In case of any redemption of only part of the shares of Series B Preferred Stock at the time outstanding, the shares to be redeemed shall be selected pro rata.  If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the Holder thereof.

(e)            If notice of redemption has been duly given as provided in Section 7(c) and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Company, separate and apart from its other funds, in trust for the pro rata benefit of the Holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date unless the Company defaults in the payment of the redemption price, in which case such rights shall continue until the redemption price is paid, dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the Holders thereof to receive the amount payable on such redemption, without interest.  Any funds unclaimed at the end of two years from the redemption date shall, to the extent permitted by law, be released to the Company, after which time the Holders of the shares so called for redemption shall look only to the Company for payment of the redemption price of such shares.  Shares of outstanding Series B Preferred Stock that are redeemed, purchased or otherwise acquired by the Company, or converted into another series of preferred stock, shall be cancelled and shall revert to authorized but unissued shares of preferred stock undesignated as to series.

Section 8.  Conversion Rights.

(a)            Effective as of the Business Day following the date on which the Stockholders’ Meeting is held and Stockholder Approvals are obtained, each share of Series B Preferred Stock that remains outstanding shall automatically convert into shares of Common Stock (“Mandatory Conversion”).

(b)            The number of shares of Common Stock into which a share of Series B Preferred Stock shall be convertible shall be determined by dividing the Liquidation Preference by the Conversion Price (subject to the conversion procedures of Section 9 and the limitations on ownership set forth in Section 8(c)) plus cash in lieu of fractional shares in accordance with Section 13 hereof.

(c)            Notwithstanding anything to the contrary contained in this Series B Preferred Stock Designation, the Purchaser will not be entitled to receive shares of Common Stock upon conversion of the Series B Preferred Stock to the extent (but only to the extent) that such receipt would cause such Purchaser to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of more than 9.9% of the shares of Common Stock outstanding at such time. Any purported delivery of shares of Common Stock upon conversion of Series B Preferred Stock shall be void and have no effect to the extent (but only to the extent) that such delivery would result in Purchaser becoming the beneficial owner of more than 9.9% of the shares of Common Stock outstanding at such time; provided, however, that if prior to such conversion such Purchaser was, directly or indirectly, a beneficial owner of more than 9.9% of the shares of Common Stock outstanding at such time, such Purchaser will be entitled to receive shares of Common Stock upon the conversion of the Series B Preferred Stock.

Section 9.  Conversion Procedures.

(a)            In the event of Mandatory Conversion the Company shall provide notice of such conversion to each Holder (such notice a “Notice of Mandatory Conversion”). In addition to any information required by applicable law or regulation, the Notice of Mandatory Conversion shall state, as appropriate:

(i)             the Conversion Date; and

(ii)            the number of shares of Common Stock to be issued upon conversion of each share of Series B Preferred Stock; and the place or places where certificates for shares of Series B Preferred Stock are to be surrendered for issuance of certificates representing shares of Common Stock.

(b)            Effective immediately prior to the close of business on the Conversion Date, dividends shall no longer be declared on the converted shares of Series B Preferred Stock and the shares of Series B Preferred Stock shall cease to be outstanding, in each case, subject to the right of the Holders to receive any declared and unpaid dividends or other distribution pursuant to Section 8 or Section 9 hereof, as applicable.

(c)            No allowance or adjustment shall be made in respect of dividends payable to holders of the Common Stock of record as of any date prior to the close of business on the Conversion Date. Prior to the close of business on the Conversion Date, shares of Common Stock issuable upon conversion of, or other securities issuable upon conversion of, any shares of Series B Preferred Stock shall not be deemed outstanding for any purpose, and the Holders shall have no rights with respect to the Common Stock or other securities issuable upon conversion (including voting rights, rights to respond to tender offers for the Common Stock or other securities issuable upon conversion and rights to receive any dividends or other distributions on the Common Stock or other securities issuable upon conversion) by virtue of holding shares of Series B Preferred Stock.

(d)            Shares of Series B Preferred Stock duly converted in accordance with this Series B Preferred Stock Designation, or otherwise reacquired by the Company, will resume the status of authorized and unissued preferred stock, undesignated as to series and available for future issuance. The Company may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Series B Preferred Stock; provided, however, that the Company shall not take any such action if such action would reduce the authorized number of shares of Series B Preferred Stock below the number of shares of Series B Preferred Stock then outstanding.

(e)            The Person or Persons entitled to receive the Common Stock and/or cash, securities or other property issuable upon conversion of Series B Preferred Stock shall be treated for all purposes as the record holder(s) of such shares of Common Stock and/or securities and the owners of such cash or other property as of the close of business on the Conversion Date. In the event that the Holders shall not by written notice designate the name in which shares of Common Stock and/or cash, securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of shares of Series B Preferred Stock should be registered or paid or the manner in which such shares should be delivered, the Company shall be entitled to register and deliver such shares, and make such payment, in the name of the Holders and in the manner shown on the records of the Company.

(f)             On the Conversion Date, certificates representing shares of Common Stock shall be issued and delivered to the Holders and such Holders’ designee upon presentation and surrender of the certificate evidencing the Series B Preferred Stock to the Company and, if required, the furnishing of appropriate endorsements and transfer documents and the payment of all transfer and similar taxes.

Section 10.  Anti-Dilution Adjustments. If the Company at any time after the filing of the Articles of Amendment subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock obtainable upon conversion of the Series B Preferred Stock will be proportionately increased. If the Company at any time after the filing of the Articles of Amendment combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased and the number of shares of Common Stock obtainable upon conversion of the Series B Preferred Stock will be proportionately decreased.

Section 11.  Reorganization Events.

(a)            In the event of:

(i)             any consolidation, merger or other similar business combination of the Company with or into another Person, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Company or another Person;

(ii)            any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Company, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Company or another Person;

(iii)           any reclassification of the Common Stock into securities including securities other than the Common Stock; or

(iv)           any statutory exchange of the outstanding shares of Common Stock for securities of another Person (other than in connection with a merger or acquisition); (any such event specified in this Section 11(a), a “Reorganization Event”);

each share of Series B Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of the Holders thereof, remain outstanding but shall become convertible into the kind of securities, cash and other property receivable in such Reorganization Event by a holder (other than the counterparty to the Reorganization Event or an Affiliate of such other party) of the number of shares of Common Stock into which each share of Series B Preferred Stock would then be convertible (assuming the Stockholders’ Meeting has been held) (such securities, cash and other property, the “Exchange Property”).

(b)            In the event that holders of the shares of Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the consideration that the Holders are entitled to receive shall be deemed to be the types and amounts of consideration received by the majority of the holders of the shares of Common Stock that affirmatively make an election. The amount of Exchange Property receivable upon conversion of any Series B Preferred Stock in accordance with Section 8 shall be determined based upon the Conversion Price in effect on the Conversion Date.

(c)            The above provisions of this Section 11 shall similarly apply to successive Reorganization Events and the provisions of this Section 11 shall apply to any shares of capital stock of the Company (or any successor) received by the holders of the Common Stock in any such Reorganization Event.

(d)            The Company (or any successor) shall, within 20 days after the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 11.

Section 12.  Voting Rights. The Holders will not have any voting rights except voting rights, if any, required by law.

Section 13.  Fractional Shares.

(a)            No fractional shares of Common Stock will be issued as a result of the conversion of shares of Series B Preferred Stock.

(b)            In lieu of any fractional share of Common Stock otherwise issuable in respect of the conversion pursuant to Section 8 hereof, the Company shall pay an amount in cash (computed to the nearest cent) equal to the same fraction of the Closing Price of the Common Stock determined as of the second Trading Day immediately preceding the effective date of conversion.

(c)            If more than one share of the Series B Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series B Preferred Stock so surrendered.

Section 14.  Reservation of Common Stock.

(a)            After the Stockholders’ Meeting has been held, the Company shall at all times reserve and keep available out of its authorized and unissued Common Stock or shares acquired by the Company, solely for issuance upon the conversion of shares of Series B Preferred Stock as provided in this Series B Preferred Stock Designation, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series B Preferred Stock then outstanding. For purposes of this Section 14(a), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series B Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

(b)            Notwithstanding the foregoing, the Company shall be entitled to deliver upon conversion of shares of Series B Preferred Stock, as herein provided, shares of Common Stock acquired by the Company (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such acquired shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

 (c)           All shares of Common Stock delivered upon conversion of the Series B Preferred Stock shall be duly authorized, validly issued, fully paid and non−assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(d)            Prior to the delivery of any securities that the Company shall be obligated to deliver upon conversion of the Series B Preferred Stock, the Company shall use its reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(e)            The Company hereby covenants and agrees that, if at any time the Common Stock shall be listed on The NASDAQ Global Select Market or any other national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all the Common Stock issuable upon conversion of the Series B Preferred Stock; provided, however, that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the conversion of Series B Preferred Stock into Common Stock in accordance with the provisions hereof, the Company covenants to list such Common Stock issuable upon conversion of the Series B Preferred Stock in accordance with the requirements of such exchange or automated quotation system at such time.

Section 15.  Transfer Agent and Conversion Agent. The Company may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Company and the Transfer Agent; provided that the Company shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Company shall send notice thereof by first-class mail, postage prepaid, to the Holders.

Section 16.  Repurchase of Junior Securities. For so long as the Stockholders’ Meeting shall not have been held, the Company shall not redeem, purchase or acquire any of its Junior Securities, other than (i) redemptions, purchases or other similar acquisitions of Junior Securities in connection with any benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors of consultants or in connection with a dividend reinvestment or stockholder purchase plan and (ii) conversions into or exchanges for other Junior Securities and cash solely in lieu of fractional shares of the Junior Securities.

Section 17.  Replacement Certificates.

(a)            If physical certificates are issued, the Company shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Transfer Agent. The Company shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Company and the Transfer Agent of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Transfer Agent and the Company.

(b)            If physical certificates are issued, the Company shall not be required to issue any certificates representing the Series B Preferred Stock on or after the Conversion Date. In place of the delivery of a replacement certificate following the Conversion Date, the Transfer Agent, upon delivery of the evidence and indemnity described in clause (a) above, shall deliver the shares of Common Stock pursuant to the terms of the Series B Preferred Stock formerly evidenced by the certificate.

Section 18.  Miscellaneous.

(a)            All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Series B Preferred Stock Designation) with postage prepaid, addressed: (i) if to the Company, to its office at 3250 North Valdosta Road, Valdosta, Georgia 31602, Attention: Donald J. “Jay” Torbert, (ii) if to any Holder or holder of shares of Common Stock, as the case may be, to such Holder or holder at the address listed in the stock record books of the Company (which may include the records of any transfer agent for the Series B Preferred Stock or the Common Stock, as the case may be), or (iii) to such other address as the Company or any such Holder or holder, as the case may be, shall have designated by notice similarly given.

(b)            The Company shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series B Preferred Stock or shares of Common Stock or other securities issued on account of Series B Preferred Stock pursuant hereto or certificates representing such shares or securities. The Company shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series B Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series B Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

(c)            No share of Series B Preferred stock shall have any rights of preemption whatsoever pursuant to this Series B Preferred Stock Designation as to any securities of the Company, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated issued or granted.